UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave.

Helena, MT 59601
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.01 per share	Trading Symbol(s) EBMT	Name of each exchange on which registered Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2019, pursuant to Article III, Section 5 of the Bylaws of Eagle Bancorp Montana, Inc. (the “Company”), the Board of Directors (the “Board”) appointed Cindy Utterback to the Board. Ms. Utterback’s term will continue until the next annual meeting of the Company’s shareholders at which time it is expected that she will be a nominee of the Board for election by shareholders for a three-year term, or until her resignation or removal, if earlier. Ms. Utterback, age 55, currently serves as Tax Business Unit Director and Shareholder at Anderson ZurMuehlen & Co, CPAs.

There are no family relationships between Ms. Utterback and any director or executive officer of the Company. There are no arrangements or understandings between Ms. Utterback and any other person pursuant to which she was selected either as a director or as a member of a committee, and there have been no transactions since January 1, 2018, nor are there any currently proposed transactions, regarding Ms. Utterback that are required to be disclosed by Item 404(a) of Regulation S-K. The Board further determined that Ms. Utterback is an independent director within the meaning of the Nasdaq Marketplace Rules.

Ms. Utterback will receive an annual compensation of $15,000 in cash and $400 for each committee meeting attended. She will serve on the Audit Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.
Date: December 16, 2019	By:	/s/ Peter J. Johnson
Peter J. Johnson President and Chief Executive Officer

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